UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2023

NIGHTFOOD HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55406	46-3885019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 White Plains Road – Suite 500

Tarrytown, New York 10591

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 888-6444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 1.01 Entry Into A Material Agreement.

On January 30, 2023, Nightfood Holdings, Inc. (the “Company”) entered into an Agreement For Shareholder Lock-Up And Acquisition of Warrants (the “Lock-Up Agreement”), with its Chairman, CEO and largest shareholder, Sean Folkson. For purposes of the Lock-Up Agreement, Mr. Folkson, the beneficial owner of 16,776,644 shares of the Company’s common stock (the “Shares”), has agreed to not transfer, sell, or otherwise dispose of any Shares through February 4, 2024. The Lock-Up Agreement is substantially similar to, and serves as an extension of, the lock-up agreement currently in place between the Company and Mr. Folkson, which runs through February 4, 2023.

The Lock-Up Agreement further provides, in exchange for the agreement to lock up the Shares, that Mr. Folkson shall receive warrants to acquire 400,000 shares of Company common stock at an exercise price of $.30 per share (the “Warrants”). The Warrants carry a twelve month term and a cashless provision, and will expire if not exercised within the twelve month term.

The foregoing is a brief description of the Lock-Up Agreement and the Warrants, and is qualified in its entirety by reference to the full text of the Lock-Up Agreement and the Warrants, which are included as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Warrants to Mr. Folkson is incorporated by reference herein. The Warrants are, and, unless subsequently registered, the shares underlying the Warrants will be, issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, as no general solicitation was used in the offer and sale of such securities.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Warrants to Mr. Folkson is incorporated by reference herein.

Item 8.01 Other Events.

As previously disclosed, the Company is currently in default on certain senior secured debt obligations (the “Notes”) with two lenders (the “Lenders”). The Notes, which matured on December 10, 2022, were not paid in full by their maturity date. This event of default resulted in the acceleration of the Notes, including the introduction of default interest rate, late payment penalties, and other provisions.

The Company continues to work towards an agreement with the Lenders which may include, among other things, a further extension of the maturity date under the Notes, forbearance on certain Lender rights, revised repayment terms, or a combination thereof. The Company cannot give any assurance that the Lenders, or either of them, will not elect to pursue all of the additional rights available to them under the Notes or otherwise, including but not limited to foreclosure thereunder, and the Lenders reserve any and all rights thereunder.

Furthermore, the Company is currently negotiating with a potential funding source to provide capital to apply, in part, towards the repayment of the Notes as well as some operating capital. The Company can give no assurance any such financing event will be successfully consummated or if it is consummated, on terms and conditions beneficial to the Company. Failure to so enter into a financing event could prevent the Company from successfully negotiating with the Lenders on a resolution of the events of default under the Notes.

Forward Looking Statements:

This Current Report on Form 8-K contains “forward-looking statements.” Statements in this Form 8-K which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “intends,” “would,” “could” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, difficulties associated with obtaining financing on acceptable terms and successfully negotiating repayment terms with the Lenders. These forward-looking statements are made as of the date of this Form 8-K, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Although the Company believes that the beliefs, plans, expectations and intentions contained in this Form 8-K are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s most recent annual report for its last fiscal year, its quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Lock-Up Agreement
10.2	Warrant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 31, 2023

NIGHTFOOD HOLDINGS, INC.

By:	/s/ Sean Folkson
Name:	Sean Folkson
Title:	Chief Executive Officer

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